EXHIBIT 23.1









                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement Numbers 33-10784 on Form S-3 dated December 24, 1986, 33-14356 on Form S-8 dated May 15, 1987, and 33-53188 on Form S-8 dated October 13, 1992 of our report dated February 28, 1997, with respect to the consolidated financial statements and schedules of Moto Photo, Inc. and subsidiaries included in the Annual Report (Form 10-K) form the year ended December 31, 1996.


                              /s/ ERNST & YOUNG LLP



Dayton, Ohio
March 21, 1997